Exhibit 4.4


                     CONVERTIBLE DEBENTURE ESCROW AGREEMENT

         THIS  AGREEMENT  is made as of January 29,  1997 by and among  American
International Petroleum Corporation, with its principal office at 444 Madison Avenue, Ste. 3203, New York, NY 10022 (hereinafter the "Company"), (hereinafter the "Purchaser"), and Sutherland, Asbill & Brennan, 999 Peachtree St., N.E., Atlanta, Georgia, 30309 (hereinafter the "Escrow Agent").

W I T N E S S E T H:

         WHEREAS, the Purchaser will be purchasing Convertible Debentures (the "Securities") from the Company at a purchase price as set forth in a Convertible Debenture Offshore Securities Subscription Agreement (the "Subscription Agreement") signed by the Company and the Purchaser; and

         WHEREAS, it is intended that the purchase of Securities be consummated in accordance with the requirements set forth by Regulation S promulgated under the Securities Act of 1933, as amended; and

         WHEREAS, the Company has requested that the Escrow Agent hold the funds of the Purchaser in escrow until the Escrow Agent has received the Securities and had the opportunity to speak with the Company to confirm their issuance. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's direction immediately available funds to the Company or the Company's account and arrange for delivery of the Securities to the Purchaser per the Purchaser's written instructions.

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1.

TERMS OF THE ESCROW

         1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Securities.

         1.2. Upon the Escrow Agent's receipt of funds into his attorney trustee account, he shall notify the Company, or the Company's designated attorney or agent, of the amount of funds he has received into his account.

         1.3. The Company, upon receipt of said notice and acceptance of the Purchaser's Subscription Agreements, as evidenced by the Company's execution thereof, shall deliver to the Escrow Agent the Securities being purchased. The Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

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         1.4. Once the Escrow Agent confirms the validity of the issuance of the
Securities, he shall immediately wire to the Company that amount of funds necessary to purchase the Securities, per the written instructions of the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Purchaser.

         1.5. If, for any reason, these transactions contemplated by the Subscription Agreement are not consummated within five (5) days of the date hereof, the Escrow Agent will promptly return any funds received by it from the Purchaser to the Purchaser, without any further instructions from either the Company or Purchaser.

         1.6. This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Purchasers in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Company and the Purchasers or their agents that a successor escrow agent shall have been appointed, shall be to hold and preserve the Securities and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchasers of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Securities and/or funds, the Escrow Agent shall promptly thereafter transfer all the Securities and/or funds held in escrow to said successor escrow agent. Immediately after said transfer of Securities, the Escrow Agent shall furnish the Company and the Purchasers with proof of such transfer. The Escrow Agent is authorized to disregard any notices, request, instructions or demands received by it from the Company or the Purchasers after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchaser to transfer the Securities and funds to a successor escrow agent or to return same to the respective parties.

         1.7. The Escrow Agent shall be reimbursed by LKB Financial LLC for any reasonable expenses incurred in connection with its performance hereunder, including in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

         1.8. The Company and the Purchaser warrant to and agree with the Escrow Agent that:

                  (i) there is no security interest in the Securities or any part thereof;

                  (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

                  (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

         1.9. The Escrow Agent has no liability hereunder to either party other than to hold the Securities and funds, to complete the Orders in accordance with the Notice of Conversion and any instructions it receives for the Company, and to deliver them in accordance with the terms hereof. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

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         1.10.  Each party  hereto  agrees to  indemnify  and hold  harmless the
Escrow Agent from and with respect to any and all suits, claims, damages, demands, actions, liabilities or losses arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

         1.11. Escrow Agent shall not be responsible for: (I) the sufficiency or correctness as to the form, execution or the validity of this Agreement; or (ii) the identity authority or right of any person executing any notice or documents given to Escrow Agent.

ARTICLE 2.

MISCELLANEOUS


         2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         2.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

                  (i)      To the Company:
                           American International Petroleum Corporation
                           444 Madison Avenue, Suite 3203
                           New York, NY 10022
                           Attn: George N. Faris
                           Telephone: (212) 688-3333
                           Facsimile: (212) 688-6657

                  (ii)     To the Purchaser:

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                  (iii)    To the Escrow Agent:
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         2.3.     This  Agreement  shall  be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         2.4. This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.5. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

         2.6. The Company and the Purchaser acknowledge and confirm that they are not being represented in a legal capacity by Sutherland, Asbill & Brennan and they have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement.

         2.7. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Georgia. Any action to enforce, existing out of, or relating in any way to, any provisions of this Agreement shall be brought through American Arbitration Association at the designated locale of Atlanta, Georgia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January 29, 1997.

                                   American International Petroleum Corporation

                                   By:_________________________________
                                            Officer



                                   By:__________________________________



                                   SUTHERLAND, ASBILL & BRENNAN

                                   By:_________________________________
                                            Partner